UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 2009


                                AVRO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141686               20-8387017
(State or Other Jurisdiction        (Commission File        (I.R.S. Employer
     of Incorporation)                   Number)          Identification Number)

                                  9 Church Lane
                              West Sussex, England
                                     RH103PT
                     Address of principal executive offices:

                             Telephone: 318-732-4737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2009, Avro Energy, Inc. (the "Company") entered into a definitive agreement (the "Agreement") to acquire the Hoss Holmes Lease (the "Lease") located near Hosston, Louisiana, from Fredco LLC, a Louisiana private oil and gas operator (the "Seller").

The closing of this Agreement (the "Closing") occurred upon the Company making a payment of $50,000 USD to the Seller on August 27, 2009. Upon payment, the Closing was deemed to have occurred, and the Company assumed all operations on the Lease, and is now entitled to begin receiving income from production, and accordingly assumed all costs and liabilities with regard to the operation of the Lease. An additional post-closing payment of $50,000 is payable on or before September 30, 2009, and is subject to a prepared title opinion.

The Hoss Holmes Lease is located on Section 24 Township 22 North Range 15 West Caddo Pine Island Field located near Hosston Louisiana. The Nachatosh Formation A and B sands (which include but are not limited to 22 wells, of which 13 wells are producing with another 7 wells needing production equipment and 2 wells which are water disposal wells). All equipment associated with these wells was included in the purchase price. Production from these wells is subject to a 20% overriding royalty.

In addition, the Seller granted the Company the exclusive option to purchase all of the remaining oil field assets and equipment of the Seller for a total of $2,500,000, provided that such option is exercised on or before October 30, 2009. In the event the option is not exercised prior to October 30, 2009, then the option shall expire and may be terminated at the option of the Seller.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10: Agreement setting forth the terms of agreement between the Company and Fredco LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AVRO ENERGY INC.


Date: August 28, 2009                          By: /s/ Donny Fitzgerald
                                                  ------------------------------
                                                  DONNY FITZGERALD

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